EXHIBIT (j)(2)

                          INDEPENDENT AUDITORS CONSENT

     We consent to the use in this Post-Effective Amendment No. 73 to the Registration Statement (1933 Act File No. 02-90946) on Form N-1A of Eaton Vance Mutual Funds Trust of our report dated June 21, 2000, relating to the financial statement of Floating Rate Portfolio, which appears in Eaton Vance Floating-Rate Fund's (the "Fund") statement of additional information included in such Registration Statement.

     We also consent to the reference to us under the heading "Other Service Providers" in the Fund's statement of additional information included in such Registration Statement.



                                  /s/ Deloitte & Touche LLP
                                  -------------------------
                                  DELOITTE & TOUCHE LLP

February 26, 2001
Boston, Massachusetts